                                                                      Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We hereby consent to the incorporation by reference and use of our report dated August 4, 2000, on the consolidated financial statements of Perrigo Company and subsidiaries which appears on page 29 of this Form 10-K for the year ended July 1, 2000 in the previously filed registration statements for that company's 1988 Employee Incentive Stock Option Plan as amended (Registration No. 33-46265), 1989 Non-qualified Stock Option Plan for Directors as amended (Registration No. 33-46264), L. Perrigo Investment Plan and Trust (Registration No. 33-46262) and Perrigo Company of Tennessee, Inc. Retirement Income Savings Plan (Registration No. 33-46263).



                                           By:  /s/ BDO Seidman, LLP
                                              ----------------------------------
                                              BDO Seidman, LLP

Grand Rapids, Michigan
September 6, 2000



                                      -1-